CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our reports dated October 26, 2000, in the Registration Statement (Form SB-2) as amended and related Prospectus of Corporate Development and Innovation Inc. for the registration of shares of its common stock.


November 16, 2001


Vancouver,  Canada

Manning Elliott
CHARTERED  ACCOUNTANTS



/s/
--------------------------------
Manning Elliott



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